SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 24, 2002

                           Avix Technologies, Inc.
            (Exact name of registrant as specified in its charter)


        Nevada                   000-27237                59-3560920
   (State or other       (Commission file number)      (I.R.S. Employer
    jurisdiction of                                 identification Number)
    incorporation)

                      137 Robertson St., Brandon FL 33511

                      P.O. Box 764, Brandon FL 33509-0764
             (Address of principal executive offices) (Zip code)

      Registrant's telephone number, including area code: (727) 460-7337

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The following information is being provided to keep the public and shareholders of the Company informed as to recent events.

As disclosed in the Form 10-QSB for the quarter ending June 30, 2002 there were substantial debts coming due. These debts, coupled with the Company's inability to generate revenues until certain telecom regulatory issues are resolved, have made it difficult for the Company to continue as a going concern. The Company has responded to this difficulty by attempting to obtain capital to sustain its operations. Unfortunately, this effort has been relatively unsuccessful. In response to these challenges, the Board of Directors has taken several actions to downsize, cut costs and minimize operating expenses while focusing resources on revenue generation and on business basics so that the Company has a chance to survive this tough economic period. Additionally, the Company has found it necessary to take the following actions:

      5. (A)  FILING FOR REORGANIZATION (UNDER CHAPTER 11, US BANKRUPTCY CODE)

         On September 24, 2002, pursuant to a previous board action, Avix Technologies, Inc., filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the Middle District of Florida, Tampa Division, Case No. 02-18761-8C1. The filing law firm was Stichter, Riedel, Blain & Prosser, P.A. and the attorney of record is Kurt E. Davis, Esquire.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AVIX TECHNOLOGIES, INC.

                               By: /S/ JOSEPH L. MORGAN
                                   -------------------------------------
                                   Joseph L. Morgan, President and Chief
                                   Operating Officer
Date:  September 25, 2002